PIONEER SERIES TRUST II

                          PIONEER STRATEGIC GROWTH Fund

                   SPECIAL MEETING OF SHAREHOLDERS - [ ], 2005

         This proxy is solicited on behalf of the board of trustees of Pioneer Series Trust II, on behalf of its series, Pioneer Strategic Growth Fund (the "Strategic Growth Fund"). The undersigned hereby appoints [ ] and [ ], each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the above-referenced Strategic Growth Fund at the Special Meeting of Shareholders to be held at [1:00] p.m., Boston time, on [ ], 2005, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting and combined Proxy Statement and Prospectus.




                       Date                               , 2005

                       YOUR VOTE IS VERY IMPORTANT.
                       PLEASE COMPLETE, SIGN, DATE AND
                       RETURN THE ENCLOSED PROXY CARD
                       PROMPTLY.

                       [box]

                          ------------------------------------------------------

                          ------------------------------------------------------
                          Signature(s) of Shareholder(s)       (Sign in the Box)

                                                     NOTE: Please sign exactly
                                                     as your name or names
                                                     appear. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give your
                                                     full title as such. If a
                                                     corporation or partnership,
                                                     please sign in full
                                                     corporate or partnership
                                                     name by an authorized
                                                     officer.



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             NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED


YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW. THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

Your board of trustees recommends that you vote "FOR" Proposal 1.

(1) To approve an Agreement and Plan of Reorganization.

         FOR      |_|                   AGAINST  |_|               ABSTAIN  |_|


(2) To transact such other business as may properly come before the meeting.


                 We need your vote before _______________, 2005.

                     PLEASE SIGN AND DATE THE REVERSE SIDE.